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                                                                    Exhibit 10.2

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         ASSIGNMENT AND ASSUMPTION AGREEMENT dated this 9th day of November, 2001 between Hollywood Metals Acquisition Corp. ("Assignor") and IEMI ("Assignee").

         WHEREAS:

         A. Assignor has sold its 8% Series A Senior Subordinated Convertible Redeemable Debentures to Sea Lion Investors LLC, Equity Planners LLC and Myrtle Holdings LLC having an aggregate original principal face amount of One Million United States dollars $1,000,000 (singly, a "DEBENTURE," and collectively, the "DEBENTURES") pursuant to a certain Securities Subscription Agreement, dated as of November 5, 2001 ("Subscription Agreement"); and

         B. Assignor is a wholly owned Subsidiary of Assignor pursuant to the laws of the state of Nevada; and

         C. Assignee has merged with Assignor pursuant to a Plan of Merger and Certificate of ownership dated November 7, 2001 ("Merger"); and

         D. Assignor wishes to assign the Debentures to Assignee and Assignee is willing to assume the obligations of the Debentures in exchange for valuable consideration set forth in the Agreement.

         NOW THEREFORE, it is agreed that Assignor shall assign and Assignee shall irrevocably and unconditionally assume all of the conditions and obligations of the Subscription Agreement and Debentures, each dated as of November 5, 2001 for the benefit of the Purchasers, as defined in the Subscription Agreement, and the Holder, as defined in the Debentures, and Assignee hereby certifies that the representations and warranties contained in the Subscription Agreement are true and correct as of the date hereof, as if Assignee has entered into and undertaken all of such obligations at the time these instruments were given, and shall render full performance under such instruments in the place and stead of Assignor.

Hollywood Metals Acquisition Corp.             IEMI
(Assignor)                                     (Assignee)



By:   /s/ Christopher Astrom                   By:   /s/ Harold A. Solomon
   ----------------------------------             ------------------------------
      Christopher Astrom, President                 Harold A. Solomon, President